Exhibit 1.1

ANTIGENICS INC.

20,000,000 Shares Of Common Stock

At Market Issuance Sales Agreement

February 26, 2010

McNicoll, Lewis & Vlak LLC

420 Lexington Ave., Suite 628

New York, NY 10170

Wm Smith & Co.

1700 Lincoln Street, Suite 2545

Denver, CO 80203

Ladies and Gentlemen:

Antigenics Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with McNicoll, Lewis & Vlak LLC, a Delaware limited liability company (“MLV”), and Wm Smith & Co., a Colorado corporation (“Wm Smith” and together with MLV, the “Agents”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, acting as agent and/or principal, up to 20,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The issuance and sale of Shares through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”), with the Commission a registration statement on Form S-3 (File No. 333-164481), including a base prospectus, with respect to equity and other offerings, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company will prepare a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement, relating to the offering of the Shares. The Company will furnish to the Agents, for use by the Agents, copies of one or more prospectuses included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and also including any other registration statement filed pursuant to Rule 462(b) under the Securities Act, as well as any comparable successor registration statement filed by the Company for the sale of its Common Stock, including the Shares, collectively, are herein called the “Registration Statement,” and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement or any other final prospectus relating to a Placement (as defined below), in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (such documents incorporated or deemed to be incorporated by reference are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify MLV (who shall be lead underwriter for purposes of this Agreement) by email notice (or other method mutually agreed to in writing by the parties) of the proposed terms of such Placement. If the Agents wish to accept such proposed terms (which they may decline to do for any reason in their sole discretion) or, following discussions with the Company, wish to accept amended terms, MLV, on behalf of itself and Wm Smith, will issue to the Company a written or email notice setting forth the terms that the Agents are willing to accept, including without limitation the number of Shares (“Placement Shares”) to be issued, the manner(s) in which sales are to be made, the date or dates on which such sales are anticipated to be made, any minimum price below which sales may not be made, and the capacity in which the Agents may act in selling Placement Shares hereunder (as principal, agent or both) (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The amount of any discount, commission or other compensation to be paid by the Company to the Agents in any Placement shall be an aggregate amount equal to 3.0% of the gross proceeds received by the Company from the sales of the Placement Shares. The terms set forth in a Placement Notice will not be binding on the Company or the Agents unless and until the Company delivers written or email notice of its acceptance of all of the terms of such Placement Notice (an “Acceptance”) to MLV; provided, however, that neither the Company nor the Agents will be bound by the terms of a Placement Notice unless the Company delivers to MLV an Acceptance with respect thereto prior to 4:30 p.m. (New York time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is received by Company in accordance with Section 12 (Notices). It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until MLV delivers a Placement Notice to the Company and the Company accepts such Placement Notice by means of an Acceptance, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by the Agents. Subject to the terms and conditions herein set forth, upon the Company’s delivery of an Acceptance with respect to a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, the Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agents will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) next following the Trading Day on which either Agent has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agents with respect to such sales pursuant to Section 2, and the Net Proceeds (as defined below) payable to the Company, with an itemization of deductions made by the Agents (as set forth in Section 5(a)) from gross proceeds for the Placement Shares that they receive from such sales. The Agents agree that all sales of Placement Shares will be made only by methods deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NASDAQ Capital Market (the “Exchange”) or on any other existing trading market for the Common Stock. The Agents may only sell Placement Shares in privately negotiated transactions with the prior express written consent of the Company which, if the Placement Notice provided for such negotiated transactions, may include the Acceptance. The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Placement Shares, and (ii) neither Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by it to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

4. Suspension of Sales. The Company or either Agent may, upon notice to the other parties in writing (including by email correspondence if receipt of such correspondence is actually acknowledged by the party to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of such party on Schedule 4), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice shall be effective against another unless it is made to one of the individuals named on Schedule 4 hereto, as such Schedule may be amended from time to time.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third Business Day (or such earlier day as is industry practice for regular-way trading) (each, a “Settlement Date”) following the respective Point of Sale (as defined below). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agents at which such Placement Shares were sold, after deduction for (i) the Agents’

commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any other undisputed amounts due and payable by the Company to the Agents hereunder pursuant to Section 7(g) (Expenses).

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the applicable Agent’s or its designee’s (provided the applicable Agent shall have given the Company written notice of such designee at least one Business Day prior to the Settlement Date) account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the applicable Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification) hereto, it will hold each Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company; provided, however, that the Company shall not be obligated to so indemnify and reimburse the Agents if the Placement Shares are not delivered due to (1) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Exchange; (2) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (3) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war: or (4) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agents that as of the date of this Agreement and as of each Representation Date (as defined in Section 7(m) below) on which a certificate is required to be delivered pursuant to Section 7(m) of this Agreement, as the case may be:

(a) The Registration Statement has been prepared by the Company in conformity with the requirements of the Securities Act, and the Rules and Regulations, and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement meets the requirements of Rule 415 under the Securities Act and complies in all material respects with said rule. As used in this Agreement:

(i) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(ii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

(iii) “Point of Sale” means, for a Placement, the time at which an acquiror of Placement Shares entered into a contract, binding on such acquiror, to acquire such Shares;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Shares;

(v) “Pricing Disclosure Materials” means, as of a Point of Sale, the Prospectus, any Preliminary Prospectus, and any Issuer Free Writing Prospectus, in each case as filed or used by the Company in connection with such Placement on or before such Point of Sale.

(b) The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares for a Placement; no stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(c) The Company was not at the time of the initial filing of the Registration Statement, has not been since the date of such filing, and will not be on any Settlement Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act). The Company has been since the time of the initial filing of the Registration Statement on January 22, 2010 and continues to be eligible to use Form S-3 for the offering of the Shares.

(d) The Registration Statement, at the time it became effective, as of the date hereof, and at each Settlement Date conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus conformed, and any Preliminary Prospectus (if applicable with respect to a Placement) will conform, when filed with the Commission pursuant to Rule 424(b) and on each Settlement Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement in reliance upon and in conformity with information furnished in writing by either of the Agents to the Company expressly for use in the Registration Statement.

(f) The Prospectus will not, as of its date, each Settlement Date and each Point of Sale contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Prospectus in reliance upon and in conformity with information furnished in writing by either of the Agents to the Company expressly for use in the Prospectus.

(g) The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein (or in any Preliminary Prospectus) will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading.

(h) The Pricing Disclosure Materials did not, as of the applicable Point of Sale contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning the Agents and furnished in writing by either of the Agents to the Company expressly for use in the Pricing Disclosure Materials.

(i) Each Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Materials as of the applicable Point of Sale, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning the Agents and furnished in writing by either of the Agents to the Company expressly for use in the Issuer Free Writing Prospectus.

(j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of any Placement for which such Issuer Free Writing Prospectus is used, will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(k) The Company is, and at each Settlement Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company (i) has, and at each Settlement Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and (ii) is, and at each Settlement Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary; except, in each case, where the failure to be so qualified or in good standing or have such power or authority would not or would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered or made available to the Agents, and no changes therein will be made in the period beginning three days prior to the Acceptance of a Placement Notice and ending on the Settlement Date with respect to such Placement unless such amendments have been delivered to the Agents not less than five days prior to such Settlement Date. None of the Company or any Subsidiary (as defined below) is in material violation of any provision of its organizational or governing documents.

(l) Each subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”) that is a significant subsidiary as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of, or other ownership interests in, each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares or as otherwise set forth in the Registration Statement, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and attached hereto as Schedule 6(1) is an accurate and complete list of the Significant Subsidiaries.

(m) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as set forth in the Registration Statement, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the

Prospectus as of the dates referred to therein. The descriptions of the securities of the Company in the Registration Statement and the Prospectus are, and at each Settlement Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement and the Prospectus, the Company does not have outstanding any rights (other than stock options or other equity awards under the Company’s equity incentive and stock purchase plans) or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(n) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(o) The issuance and sale of the Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability solely by reason of being such holders. The Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

(p) The financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis for the periods involved. Any pro forma financial statements or data included or incorporated by reference in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. No other financial statements or schedules of the Company or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Except as set forth on Schedule 6(p), all disclosures contained in the Registration Statement, the Pricing Disclosure Materials or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations and any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Pricing Disclosure Materials or the Prospectus.

(q) The independent registered public accounting firm whose report on the consolidated financial statements and schedules of the Company and the Subsidiaries is incorporated by reference in the Registration Statement and the Prospectus, is a registered independent public accountant with respect to the Company as required by the Securities Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein.

(r) Except as set forth in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, there is and has been no failure on the part of the Company, or to its knowledge after due inquiry, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes Oxley Act”), including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.

(s) Except as set forth in the Registration Statement, the Pricing Disclosure Materials, or the Prospectus, the Company maintains disclosure controls and procedures and internal controls over financial reporting (each as defined in Rule 13a-15 under the Exchange Act) that comply with the requirements of the Exchange Act. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the periods covered by the Form 10-K for the year ended December 31, 2008, each Form 10-Q filed with the Commission in 2009 and each Form 10-Q and Form 10-K filed with the Commission during the term of this Agreement (each such date, an “Evaluation Date”). The Company presented in its Form 10-K for the year ended December 31, 2008 and in each Form 10-Q filed in 2009 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the applicable Evaluation Date.

(t) Except as set forth in the Registration Statement, the Pricing Disclosure Materials, or the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Pricing Disclosure Materials prior to each Settlement Date, (i) there has not been any change in the capital stock of the Company or long term debt of the Company or any issuance of stock options or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, other than would not have a Material Adverse Effect and (ii) neither the Company nor any Subsidiary has sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Materials, or the Prospectus.

(u) For each Placement, from the Point of Sale until the Settlement Date, except as set forth in the Pricing Disclosure Materials, neither the Company nor any Subsidiary will enter into any transaction or agreement or series of transactions or agreements, not in the ordinary course of business, that is material to the Company or incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company, in each case to the extent such transaction, agreement, series of transactions or agreements, liability or obligation would make the statements in the Registration Statement, the Pricing Disclosure Materials or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v) Except as set forth in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, the Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all tangible personal property described in the Registration Statement or the Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or such Subsidiary or (ii) the loss of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company or a Subsidiary or that is material to the business of the Company or such Subsidiary is held by it or such Subsidiary under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary or (B) the loss of which would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(x) Except as set forth in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or a Subsidiary is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement (collectively, the “Actions”); to the Company’s knowledge, no such Actions are threatened by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described.

(y) Except as set forth in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, the Company and each Subsidiary has, and at each Settlement Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at each Settlement Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it or such Subsidiary is a party or by which its or such Subsidiary’s property is bound or subject, except where such nonperformance or default would not have a Material Adverse Effect, and, to the Company’s knowledge, no other party under any material contract or other agreement to which it or a Subsidiary is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(z) All consents, authorizations, approvals and orders required for the execution and delivery of this Agreement have been obtained, including approval of stockholders of the Company as necessary, except such as may be required under state securities or Blue Sky Laws or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange in connection with the distribution of the Shares by the Agents.

(aa) Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company.

(bb) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(cc) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Agents was, when made, inaccurate, untrue or incorrect in any material respect.

(dd) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(ee) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or satisfied.

(ff) The Common Stock is currently listed on the Exchange. Except as disclosed in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, the Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements. Except as disclosed in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, the Company has no reason of which it is currently aware to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(gg) Except as disclosed in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, neither the Company nor any Subsidiary is involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

(hh) The business and operations of the Company and its Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(ii) Except as disclosed in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, to the Company’s knowledge, (i) the Company or any of its Subsidiaries owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or any of its Subsidiaries for the products described in the Registration Statement or the Prospectus that would preclude the Company or any of its Subsidiaries from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or such Subsidiary; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or its Subsidiaries, which infringement would have a Material Adverse Effect; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company or a Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or such Subsidiary, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or a Subsidiary, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company or a Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect.

(jj) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

(kk) On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ll) The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its businesses and as is customary for companies engaged in similar businesses.

(mm) Neither the Company, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries, has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn) The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Agents have consented.

(oo) Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(pp) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which is required by the Securities Act to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

(qq) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(rr) The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or either Agent (or any co-agent or sub-agent thereof) for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ss) The Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction.

(tt) The Company acknowledges and agrees that the Agents have informed the Company that either Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agents may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agents.

7. Covenants of the Company. The Company covenants and agrees with the Agents that:

(a) Registration Statement Amendments. During any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than documents incorporated by reference, has been filed and of any request by the Commission for any amendment or supplement related to any Placement to the Registration Statement or Prospectus or for additional information related to any Placement, (ii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares (except for documents incorporated by reference) unless a copy thereof has been submitted to the Agents a reasonable period of time before the filing and neither Agent has reasonably objected thereto (provided, however, (A) that the failure of an Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and (B) that the Company has no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if such filing does not name either Agent or does not relate to the transactions contemplated hereunder) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed. The determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company.

(b) Notice of Commission Stop Orders. During any period beginning with the Acceptance of a Placement Notice and ending after a Prospectus relating to any Placement Shares is no longer required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement; (ii) of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction; (iii) of the initiation of any proceeding for any of the purposes set out in (i) or (ii); or (iv) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Shares or for additional information related to the Registration Statement, the Prospectus or any

Issuer Free Writing Prospectus. The Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agents under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its best efforts to comply with all requirements imposed upon it by each of the Securities Act and the Exchange Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Agents promptly of all such filings. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agents under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Agents reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Agents in connection therewith, (iv) the printing and delivery to the Agents of copies of the Prospectus and any amendments or supplements thereto, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vi) filing fees and expenses, if any, of the Commission and the FINRA Corporate Finance Department, provided, however, that the Agents agree to contribute $1,000 of the filing fee with the FINRA Corporate Finance Department.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agents, the Company shall provide the Agents notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus, the grant of options under existing stock option plans described in the Registration Statement and the Prospectus, the issuance of Common Stock pursuant to the Company’s dividend reinvestment and stock purchase plans described in the Registration Statement and the Prospectus, or issuances pursuant to consulting arrangements or service provider arrangements the primary purpose of which is not to raise capital, unless such arrangements are required to be disclosed on a Current Report on Form 8-K.

(j) Change of Circumstances. During the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agents, the Company will advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to Sections 7(l) and 7(n) of this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or their respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m) Representation Dates; Certificate. During the term of this Agreement, on the date of the first Placement Notice given hereunder and within seven days of each time the Company (i) amends the Registration Statement by means of a post-effective amendment or amends or supplements the Prospectus relating to the Placement Shares (other than by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus); (ii) files an annual report on Form 10-K under the Exchange Act; or (iii) files its quarterly reports on Form 10-Q under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a “Representation Date”); the Company shall furnish the Agents with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Shares prior to the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(m), then before the Agents either deliver the Placement Notice or sell any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n) Legal Opinion. On the date of the first Placement Notice given hereunder, the Company shall cause to be furnished to the Agents a written opinion of Ropes & Gray LLP, substantially similar to the form attached hereto as Exhibit 7(n)(1)(a) and a written letter substantially similar to the form attached hereto as Exhibit 7(n)(1)(b). Thereafter, within seven days of the filing by the Company of an annual report on Form 10-K under the Exchange Act, the Company shall cause to be furnished to the Agents a written letter of Ropes & Gray LLP substantially similar to the form attached hereto as Exhibit 7(n)(2), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(o) Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and thereafter within seven days of the filing by the Company of an annual report on Form 10-K under the Exchange Act the Company shall cause its independent accountants to furnish to the Agents a letter, dated as of such date, substantially similar to the form attached hereto as Exhibit 7(o), confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder, including without limitation the rules of the Public Company Accounting Oversight Board and Rule 2-01 of Regulation S-X, and that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

(ii) nothing has came to their attention which caused them to believe that the information included in the Registration Statement and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions “Summary — Selected Financial and Other Data,” “Capitalization” and “Business” in the Prospectus, the information included or incorporated in Items 1, 2, 6, 7, 7A, 11 and 13 of the Company’s Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated in the Company’s Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph include any supplement thereto at the date of the letter.

(p) Market Activities. The Company will not, directly or indirectly take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

8. Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to the Agents in their reasonable judgment, and to the continuing satisfaction (or waiver by the Agents in their sole discretion with such waiver for a given Placement having no effect on any other Placement) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the (i) resale of all Placement Shares issued to either Agent and not yet sold by the Agents and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Neither Agent shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in such Agent’s reasonable opinion is material, or omits to state a fact that in such Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinion. The Agents shall have received the opinions and letters required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinions or letters are required pursuant to Section 7(n).

(f) Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(g) Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(h) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange.

(i) Other Materials. On the date hereof and on each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall use its commercially reasonable efforts to furnish to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall reasonably request.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(l) No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Agent, the respective directors, officers, partners, employees and agents of each Agent and each person, if any, who (i) controls either Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with either Agent from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as and when incurred, to which such Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any Issuer Free-Writing Prospectus, or (y) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission, or alleged untrue statement or omission, made in reliance on and in conformity with information relating to either Agent and furnished in writing to the Company by or on behalf of either Agent expressly for inclusion in any document described in clause (a)(x) above. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification by the Agents. Each Agent agrees to, severally and not jointly, indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (a “Company Affiliate”) against any and all losses, liabilities, claims, damages and expenses to which the Company, or any Company Affiliate, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, but only insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any Issuer Free-Writing Prospectus in reliance upon and in conformity with written information relating to either Agent and furnished to the Company by or on behalf of either Agent expressly for inclusion in any document as described in Section 9(a). The Company acknowledges that, for all purposes under this Agreement, the names of the Agents and the paragraph relating to placement agent fees and reimbursement of expenses appearing in the Prospectus constitute the only information relating to the Agents furnished in writing to the Company by the Agents expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, or (2) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or either Agent, the Company and each Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted but after deducting any contribution received by the Company from persons other than either Agent such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and either Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received. The relative benefits received shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (net of commissions to the Agents but before deducting expenses) received by the Company as set forth on the cover of the Prospectus bear to the total compensation received by the Agents from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and each Agent, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), neither Agent shall be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of either Agent, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of either Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) Each Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Effect has occurred that, in the reasonable judgment of such Agent, may materially impair the ability of such Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), such Agent’s right to terminate shall not arise unless (A) such failure to deliver (or cause to be delivered) continues for more than thirty days from the date such delivery was required; and (B) such Agent has not waived such requirement; and (C) the Company has not completed performance prior to such Agent’s communication to the Company of such Agent’s intent to terminate; or (iii) any other condition of such Agent’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If either Agent elects to terminate this Agreement as provided in this Section 11(a), such Agent shall provide the required notice as specified in Section 12 (Notices).

(b) The Company shall have the right, by giving ten days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) Each Agent shall have the right, by giving ten days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agents on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and (a) if sent to the Agents, shall be delivered to: (i) McNicoll, Lewis & Vlak LLC, 420 Lexington Ave., Suite 628, New York, NY 10170, Attention: Patrice McNicoll, Facsimile: (646) 417-7205, Email: PMcNicoll@mlvco.com; and (ii) Wm Smith & Co., 1700 Lincoln Street, Suite 2545, Denver CO, 80203, Attention: William S. Smith, Facsimile: (303) 831-0881, Email: bsmith@wmsmith.com and with a copy to (iii) Holme, Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, CO, 80203, Attention: Garth Jensen, Esq., Facsimile: (303) 866-0200, Email: garth.jensen@hro.com; or (b) if sent to the Company, shall be delivered to Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010, attention: Garo Armen, Chairman and Chief Executive Officer, Facsimile: 212-994-8299, Email: garmen@antigenics.com, with copies Antigenics Inc., 3 Forbes Road, Lexington, MA 02421 attention: Legal Department, Facsimile: 781-674-4200, Email: kvalentine@antigenics.com and to Ropes & Gray LLP, One International Place, Boston, MA, 02110-2624, Attention Paul Kinsella, Esq., Facsimile: (617) 235-0822, Email: paul.kinsella@ropesgray.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agents and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

14. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and each Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company and each Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

If the foregoing correctly sets forth the understanding between the Company, MLV and Wm Smith, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, MLV and Wm Smith.

Very truly yours,

ANTIGENICS INC.

By:	/s/ Shalini Sharp
Name: Shalini Sharp
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

McNICOLL, LEWIS & VLAK LLC

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: President

ACCEPTED as of the date first-above written:

WM. SMITH & CO.

By:	/s/ Lee Poelma
Name: Lee Poelma
Title: Chief Financial Officer/ Chief Compliance Officer

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	McNicoll, Lewis & Vlak LLC
Attention: Patrice McNicoll

Wm Smith & Co.
Attention: William Smith

To:	Antigenics Inc.

Subject: At Market Issuance—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement between Antigenics Inc., a Delaware corporation (the “Company”), McNicoll, Lewis & Vlak LLC, a Delaware limited liability company (“MLV”), and Wm Smith & Co., a Colorado corporation (“Wm Smith”), dated                                  , 2010, the Company has requested that MLV and Wm Smith sell up to                      shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a minimum market price of $             per share, during the time period beginning [month, day, time] and ending [month, day, time] (the “Expiration Time”).

By accepting the terms of this Placement Notice, the Company confirms that either (i) the Company meets the eligibility requirements of General Instruction I.B.1 of Form S-3, or (ii) the aggregate market value of securities sold by or on behalf of the Company pursuant to Instruction I.B.6. of Form S-3 during the 12 calendar month-period immediately prior to the sale contemplated by the previous paragraph, together with the aggregate market value of securities to be sold in the sale contemplated by this Placement Notice, will not exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company, as computed using the price at which the Common Stock was last sold, or the average of the bid and asked prices of the Common Stock, in the principal market for the Common Stock as of a date within 60 days prior to the Expiration Time.

SCHEDULE 4

EXHIBIT 7(m)

Form of Representation Date Certificate

This Officers Certificate (this “Certificate”) is executed and delivered in connection with Section 7(m) of the At Market Issuance Sales Agreement (the “Agreement”), dated                              , 2010, and entered into between Antigenics Inc. (the “Company”), McNicoll, Lewis & Vlak LLC and Wm Smith & Co. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement

The undersigned has carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus (each as defined in the Agreement) and the Agreement and hereby certifies that:

(i) the representations and warranties of the Company in the Agreement are true and correct in all material respects on and as of the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

(ii) to the Company’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto subsequent to the date hereof), there has been no material adverse change in the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto subsequent to the date hereof).

By:
Name:
Title: Chief Financial Officer

Date:

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EXHIBIT 7(n)(1)(a)

Form Of Legal Opinion

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the At Market Issuance Sales Agreement.

(i) The Shares have been duly authorized and, when issued and delivered pursuant to the terms of the Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Shares is not subject to any preemptive right under the Delaware General Corporation Law, the Company’s Certificate of Incorporation or Bylaws.

(ii) The Company is a validly existing corporation in good standing under the laws of the State of Delaware. The Company has the corporate power to execute and deliver the Agreement and to issue, sell and deliver the Shares.

(iii) The Company has duly authorized, executed and delivered the Underwriting Agreement.

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EXHIBIT 7(n)(1)(b)

Negative Assurance Letter

The opinion of counsel will be accompanied by a standard Rule 10b-5 negative assurance letter.

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EXHIBIT 7(n)(2)

Bring-Down Letter

For subsequent annual reports on Form 10-K under the Exchange Act, counsel shall furnish Agents with either (i) a standard Rule 10b-5 negative assurance letter or (ii) a letter (a “Reliance Letter”) to the effect that Agents may rely on a prior letter delivered under Section 7(n)(1)(b) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

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EXHIBIT 7(o)

Form of Comfort Letter

McNicoll, Lewis & Vlak LLC

420 Lexington Ave., Suite 628

New York, NY 10170

Wm Smith & Co.

1700 Lincoln Street, Suite 2545

Denver, CO 80203

As Principal or Agent in the placement of common stock to be issued by Antigenics Inc. pursuant to an At Market Issuance Sales Agreement

Dear Sir or Madams:

We have audited the consolidated balance sheets of Antigenics Inc. and its subsidiaries (collectively the “Company”) as of December 31, 2008 and 2007, and the consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008 all included in the Company’s annual report on Form 10-K for the year ended December 31, 2008, and incorporated by reference in the registration statement (No.                     ) on Form S-3 filed by the Company under the Securities Act of 1933 (the “Act”); our report with respect thereto is also incorporated by reference in that registration statement. In connection with the registration statement-1

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”).

2.	In our opinion, the consolidated financial statements audited by us and incorporated by reference in the registration statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2008; although we have conducted an audit for the year ended December 31, 2008, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2008 and 2007, and for each of the three years in the period ended

1 The MLV, Wm Smith and the Company agree that if the first Placement Notice is delivered after the filing of the Company’s Form 10-K for the year ended December 31, 2009, Section 7(o) of the Agreement will be satisfied by this letter covering the 2009 Form 10-K (and need not cover subsequent Form 10-Q filings).

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December 31, 2008, but not on the consolidated financial statements for any interim period within that year. We are unable to and do not express any opinion on the unaudited consolidated balance sheet as of                     , and the unaudited consolidated statements of operations, stockholders’ equity, and cash flows for the          month periods ended                      and                     , included in the Company’s quarterly report on Form 10-Q for the quarter ended                     , incorporated by reference in the registration statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2008.

4.	For purposes of this letter, we have read the minutes of the meetings of the stockholders, the board of directors, and the compensation and audit committees of the board of directors of the Company and its subsidiaries as set forth in the minute books at (date of filing of the Company’s SEC Form 10-Q), officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to [Date], as follows:

With respect to the -month periods ended and , we have—

(a)	Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standard (SAS) No. 100, Interim Financial Information, on the unaudited consolidated financial statements for these periods, described in 3, included in the Company’s quarterly report on Form 10-Q for the quarter ended , incorporated by reference in the registration statement.

(b)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in (a) comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

(a)	Any material modifications should be made to the unaudited consolidated financial statements described in 3, incorporated by reference in the registration statement, for them to be in conformity with generally accepted accounting principles.

(b)	The unaudited consolidated financial statements described in 3 do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

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6.	For purposes of this letter, we have also read the items identified by you on the attached copies of the Annual Report of the Company on Form 10-K for the year ended December 31, 2008 and the Quarterly Report on Form 10-Q for the quarter ended and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

Compared the amount with Antigenics Inc.’s audited consolidated financial statements for the period indicated contained in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2008, incorporated by reference to the registration statement and found them to be in agreement.

Compared the amount with Antigenics Inc.’s unaudited consolidated financial statements for the period indicated contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended ________, incorporated by reference to the registration statement, and found them to be in agreement.

S	Compared with a schedule or report prepared by the Company and found them to be in agreement.

F	Recomputed the arithmetical accuracy of the amount.

7.	The procedures enumerated in the preceding paragraphs do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

8.	This letter is solely for the information of the addressees and to assist the placing agent in conducting and documenting their investigation of the affairs of __________ in connection with the offering of securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement or any other document, except that reference may be made to it in the purchase agreement or in any list of closing documents pertaining to the offering of securities covered by the registration statement.

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